As filed with the Securities and Exchange Commission on April 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RA MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

\

Delaware	38-3661826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California

(760) 804-1648

(Address of principal executive offices, including zip code)

Ra Medical Systems, Inc. 2018 Equity Incentive Plan

Ra Medical Systems, Inc. 2018 Employee Stock Purchase Plan

(Full title of the plan)

Jonathan Will McGuire

Ra Medical Systems, Inc.

2070 Las Palmas Drive

Carlsbad, California 92011

(760) 804-1648

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters

Eric Y. Hsu

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

RA MEDICAL SYSTEMS, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of Ra Medical Systems, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) and 2018 Employee Stock Purchase Plan (the “2018 ESPP”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 4, 2018 (File No. 333-227696), the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 15, 2019 (File No. 333-230332, the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 11, 2020 (File No. 333-237096), the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 30, 2020 (File No. 333-237488), the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on November 16, 2020 (File No. 333-250094), and the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on March 17, 2021 (File No. 333-254370) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022;
(2)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)

The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38677) filed with the Commission on December 17, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.Exhibits.

Exhibit Number	Description
4.1

Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-226191), filed with the Commission on July 16, 2018).

4.2

Ra Medical Systems, Inc. 2018 Equity Incentive Plan and Forms of Award Agreement thereunder, as amended (which are incorporated herein by reference to Exhibit 8-K to the Registrant’s Current Report on Form 8-K (Registration No. 001-38677), filed with the Commission on October 13, 2020).

4.3

Ra Medical Systems, Inc. 2018 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-226191), filed with the Commission on September 17, 2018).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).
107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on April 26, 2022.

Ra Medical Systems, Inc.

By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan Will McGuire and Andrew Jackson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Ra Medical Systems, Inc.), to sign the Registration Statement on Form S-8 of Ra Medical Systems, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they, he, or she might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Will McGuire	Director and Chief Executive Officer	April 26, 2022
Jonathan Will McGuire	(Principal Executive Officer)

/s/ Andrew Jackson	Chief Financial Officer	April 26, 2022
Andrew Jackson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Martin Colombatto	Chairman of the Board of Directors	April 26, 2022
Martin Colombatto

/s/ Richard Mejia, Jr.	Director	April 26, 2022
Richard Mejia, Jr.

/s/ Susanne Meline	Director	April 26, 2022
Susanne Meline

/s/ Joan Stafslien	Director	April 26, 2022
Joan Stafslien